Exhibit 99.1

CORPORATE RESOLUTION OF THE BOARD OF DIRECTORS OF

GREEN STREAM FINANCIAL HOLDINGS INC.

We, the undersigned, do hereby certify that at a meeting of all of the Board of Directors of Green Stream Financial Holdings Inc., a corporation organized under the laws of the State of Wyoming (the “Corporation”), duly held on October 1, 2021 at which said meeting no less than one director was present and voting throughout, the following resolution, upon motions made, seconded and carried, was duly adopted and is now in full force and effect:

WHEREAS, the Board of Directors of the Corporation deem it in the best interests of the Corporation to issue to the shareholders of the Corporation a special dividend (the “Dividend”) to holders of record of common stock of the Corporation (“Common Stock”) as of December 10, 2021 (the “Record Date”).

WHEREAS, shareholders of Common Stock as of the Record Date, shall be issued the Dividend of one (1) share of Common Stock for each one hundred (100) shares of Common Stock held by the shareholder as of the Record Date.

NOW, THEREFORE, BE IT:

RESOLVED, that the officers of this corporation are, and each acting alone is, hereby authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as such officers shall deem necessary or advisable, to carry out the purposes and intent of the foregoing resolutions.

RESOLVED FURTHER, that any actions taken by such officers prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed and approved as the acts and deeds of this corporation.

The undersigned, do hereby certify that we are members of the Board of Directors of the Corporation; that the attached is a true and correct copy of resolutions duly adopted and ratified at a meeting of the Board of Directors of the Corporation duly convened and held in accordance with its bylaws and the laws of the State of Wyoming, as transcribed by us from the minutes; and that the same have not in any way been modified, repealed or rescinded and are in full force and effect.

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IN WITNESS WHEREOF, we have hereunto set our hands as a majority of the members of the Board of Directors of the Corporation.

Dated: October 1, 2021

/s/ James DiPrima

James DiPrima

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